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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (333-43224), Forms S-3 (No. 333-35752, 333-53965, 333-
57003 and 333-37013) and Forms S-8 (No. 333-92337, 333-85107, 333-80501 and 333-
26015) of Eltrax Systems, Inc. of our report dated March 26, 1999, on our audits of the consolidated financial statements of Sulcus Hospitality Technologies Corp. as of December 31, 1998 and for each year in the two year period ended December 31, 1998, which report is included in this Form 8-K.

Crowe, Chizek and Company LLP
Columbus, Ohio
August 24, 2000